SCHEDULE 14A INFORMATION
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement        [ ]   Confidential, for Use of the
[ ]   Definitive Proxy Statement               Commission Only (as permitted
[ ]   Definitive Additional Materials          by Rule 14a-6(e)(2))
[X]   Soliciting Material Pursuant to Rule 14a-12

                         MASSACHUSETTS FINCORP, INC.
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              (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value of transaction:

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      5.    Total fee paid:

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[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1.    Amount Previously Paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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                                PRESS RELEASE

From:                Massachusetts Fincorp, Inc.
Contact:             Paul C. Green
                     President and Chief Executive Officer
Corporate Office:    70 Quincy Avenue
                     Quincy, Massachusetts 02169
Telephone:           (617) 769-1100

FOR IMMEDIATE RELEASE:

          MASSACHUSETTS FINCORP, INC. ANNOUNCES ANNUAL MEETING DATE

      Quincy, Massachusetts, July 29, 2002 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) announced today that its Annual Meeting of Shareholders will be held on August 29, 2002 at 11:00 a.m., Eastern Time, at The Phillips Old Colony House, 780-900 Morrissey Boulevard, Boston, Massachusetts. The record date for shareholders entitled to vote at the Annual Meeting is July 8, 2002. As of July 29, 2002, the Company has 526,040 outstanding shares of common stock. The Company intends to distribute its proxy solicitation materials on approximately July 30, 2002.

      Massachusetts Fincorp, Inc. is a publicly-owned savings and loan holding company and the parent corporation of The Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Boston, MA 02169, and its offices located in Boston and East Milton.

      Abington Bancorp, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain these documents free of charge from the SEC's website, www.sec.gov. In addition, documents filed by Massachusetts Fincorp, Inc. will be available free of charge from the Corporate Secretary (Renee Czajkowski, 70 Quincy Avenue, Quincy, MA 02169, telephone number (617) 769-1100). The Directors and Executive Officers of Massachusetts Fincorp, Inc. and Abington Bancorp, Inc. may be deemed to be participants in the solicitation to approve the merger. Information about the Directors and Executive Officers of Massachusetts Fincorp and ownership of Massachusetts Fincorp common stock and information about the Directors and Executive Officers of Abington Bancorp and ownership of Abington Bancorp common stock is set forth in the Registration Statement on Form S-4 as filed with the SEC on May 31, 2002 and subsequently amended on July 11, 2002 and July 24, 2002. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed merger when it becomes available. MASSACHUSETTS FINCORP AND ABINGTON BANCORP SHAREHOLDERS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.